UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934


            Date of Report (Date of earliest reported): June 6, 2003



                         ACHIEVEMENT TEC HOLDINGS, INC.
               (Exact name of registrant as specified in charter)



          Delaware                    000-23737             82-0290939
     (State or other jurisdiction   (Commission           (IRS Employer
     of incorporation)               File Number)          Identification No.)



                711 South Columbus Avenue, Mount Vernon, NY 10550
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (914) 699-5190

Item 1. Change of Control of Registrant

The Acquisition

     On June 6, 2003, Achievement TEC Holdings (the Company") entered into an Agreement and Plan of Merger with Clickableoil Acquisition Corp., a Delaware corporation wholly-owned by the Company ("Subsidiary"), Clickableoil.com, Inc., a Delaware corporation, Michael J. Connor, The James Group, and DGN Holdings, LLC. Under the terms of the agreement, Achievement TEC acquired 100 percent of ClickableOil's stock in exchange for the issuance by Achievement TEC of approximately 43 million shares of its common stock to the holders of ClickableOil. The new shares constitute approximately 90 percent of the outstanding shares of Achievement TEC, which intends to change its name to ClickableOil.com, Inc. ClickableOil's founders, Messrs. Nicholas Cirillo, Jr., Guy Pipolo and David Rodgers, have been appointed the Company's President, Chief Operating Officer and Secretary, respectively, and all have been duly appointed directors. Mr. Milton Cotter will continue to serve as the Company's Chief Executive Officer under a six-month employment agreement. Messrs. Cotter and Richard Berman have resigned as directors of the Company, effective June 6, 2003.

About ClickableOil.com, Inc.

     ClickableOil is a corporation incorporated under the laws of the state of Delaware on April 4, 2000 and is headquartered in New York. ClickableOil is an online oil heating services company. It currently provides low cost heating oil to approximately 2,500 residential and commercial customers in New York City and surrounding suburbs, including Nassau and Westchester counties. ClickableOil's management team has over 50 years of combined managerial and operational experience in the oil heating industry.

Overview

     ClickableOil is engaged in the business of providing heating oil to residential and commercial customers. The Company is one of the first internet-based heating oil companies, replacing much of the administrative functions and expenses with a Web-based infrastructure. The Company currently focuses on the New York metropolitan region, where the Company's founders have extensive experience and expertise. ClickableOil began operations on October 12, 2000, and currently has approximately 2,500 customers, while retaining nearly 95% of customers during its second full year in operation.

     Unlike its industry competitors, Clickable Oil is unburdened with an expensive infrastructure of tangible assets. The Company currently does not, nor is expected to own barges, trucks or storage facilities. Neither will the Company purchase expensive customer lists. Its only operating assets will be proprietary software, attendant computer hardware and the possible inventory of heating oil in some markets. Instead, the Company's success is predicated on the normal, self-motivation of homeowners who are solely interested in saving money.

     The Company also provides installation and repair of heating equipment as a service to its customers. The Company considers service and installation services to be a necessary part of its business.. The Company provides home heating equipment repair service on a 24 hours-a-day, seven days-a-week basis in most of its delivery regions.

     The Company believes that it obtains new customers and maintains existing customers by offering full service home energy products at discount prices, providing quick repair operations, providing automatic deliveries to customers by monitoring historical use and weather patterns, and by providing customers a variety of payment and fixed price purchase options.

Retail Heating Oil Industry

     The Company's business is highly competitive. In addition to competition from alternative energy sources, the Company competes with distributors offering a broad range of services and prices, from full service distributors similar to the Company, to those offering delivery only. Competition with other companies in the home heating oil industry is based primarily on customer service and price. Longstanding customer relationships are typical in the retail home heating oil pane industry. Many companies in the industry, including the Company, deliver fuel oil to their customers based upon weather conditions and historical consumption patterns without the customers having to make an affirmative purchase decision each time fuel oil is needed. In addition, most companies, including the Company, provide equipment repair service on a 24 hour-a-day basis, which tends to build customer loyalty. As a result, the Company may experience difficulty in acquiring new retail customers due to existing relationships between potential customers and other fuel oil distributors.

     Distillate fuel oil in the United States involves two products: i) low-sulfur distillate, which is used for vehicle transportation fuel; and ii) #2 high-sulfur distillate, which is used for space heating in residential and commercial sectors, also known as home heating oil. The United States' two sources of home heating oil are domestic refineries and imports from foreign countries. The home heating oil industry, at least from a consumer's perspective, has been the only alternative for millions of consumers. Homes have to be heated, and with electricity being so costly and gas being either unavailable or more expensive than home heating oil, the only remaining option to heat a home is through the delivery of home heating oil. The same holds true for commercial operations, despite various efficiencies and price decreases in the industry in general. Home heating oil continues to be sold in large part throughout the Northeast for full price and delivered door to door somewhat as coal was in former days. Retail price inflexibility is all the more remarkable given that most retail sellers of home heating oil rarely do more than deliver oil. Home heating oil retailers do not search for oil, nor are they engaged in refining heating oil. Similarly, most retail home heating oil companies do not own the storage tanks that hold the oil delivered to the home and often do not even own the oil actually supplied to the home prior to loading the truck and its delivery. Nonetheless, the pricing of home heating oil from the consumer's perspective is fairly inelastic: when home heating oil prices rise, retail sellers increase their prices, but when prices decline, only a small portion of the price savings is passed on to the consumer.

       Pricing.  Home heating oil prices paid by consumers are determined by:

         o     the cost of crude oil;

         o     the cost of producing, marketing and distributing the oil;

         o     the profits and losses of refiners, wholesalers and dealers; and

         o     supply/demand equation often influenced by weather.

Heating oil prices paid by consumers can fluctuate over time due to a variety of factors including:

     Seasonality in the demand for home heating oil. When crude oil prices are stable, heating oil prices tend to rise gradually in the winter months when demand is highest. A homeowner in the Northeast may use 650 to 1,000 gallons of home heating oil during a typical winter, while consuming very little during the rest of the year. However, prices can surge quickly to very high levels when there is a rapid change to colder weather, which impacts both supply and demand. Consumers want more heating oil at the same time that harbors and rivers are frozen or delivery systems are interrupted by weather conditions. During this time, the available home heating oil in storage is used faster than it can be replenished.

     Changes in the cost of crude oil. Crude oil prices are determined by worldwide supply and demand. Demand can vary worldwide depending on the economy and the weather. Supply can be influenced by the Organization of Petroleum Exporting Countries ("OPEC") and other factors. Since crude oil is a major price component of home heating oil, changes in the price of crude oil will generally affect the price of heating oil (residential and commercial).

     Competition in local markets. Competitive differences can be substantial between a locality with only one or few suppliers or retailers versus an area with a large number of competitors. Consumers in remote or rural locations may face higher heating oil prices because there are fewer competitors.

     Regional operating costs. Prices also are impacted by higher costs of transporting heating oil to and from wholesale locations. In addition, other costs of doing business with retailers can vary substantially depending on the area of the country in which the dealer is located. Such costs include wages and salaries, benefits, equipment, lease/rent, insurance, overhead, and state and local fees.

Operations

     The Company's retail fuel oil distribution business is conducted through ClickableOil.com, Inc. The Company serves both residential and commercial fuel oil accounts. The Company sells home heating oil to its residential and commercial customers offering delivery seven days-a-week. The Company also contracts with various third parties to provide an oil burner service that is available 24 hours-a-day for the maintenance, repair, and installation of oil burners. These services are performed on an as needed basis. Customers are not required to enter into service contracts to utilize the Company's service department, however the Company does offer such service contracts if desired.

     Approximately 50 % of the Company's customers receive their home heating oil pursuant to an automatic delivery system without the customer having to make an affirmative purchase decision. These deliveries are scheduled by computer, based on each customer's historical consumption patterns and prevailing weather conditions. Customers can also order deliveries of home heating oil through the Company's Web site located at WWW.CLICKABLEOIL.COM. The Company delivers home heating oil approximately 7 times each year to the average customer. The Company has credit cards on file for most automatic customers , and charges them promptly upon delivery or receives payment upon delivery. The Company's customers can pay for fuel deliveries with cash, check or credit card or budget plan. The company offers both fixed price plans for one or two years or variable price deals that fluctuate with the market.


     The Company delivers fuel with third party owner-operator fuel oil delivery trucks. The fuel trucks have fuel capacities ranging from 2,800 to 5,500 gallons. Each vehicle is assigned to a specific delivery route, and services between fifteen and fifty customer locations per day depending on market density and customers' fuel requirements.

Suppliers

     The company purchases fuel from various suppliers both "spot" and "contract", with both fixed price and variable price agreements. The company also has several throughput/ storage agreements where the company utilizes a third party terminal to store the company's product for a per gallon fee.

Environmental Considerations and Regulation

     The Company has implemented environmental programs and policies designed to avoid potential liability under applicable environmental laws. The Company has not incurred any significant environmental compliance cost, and compliance with environmental regulations has not had a material effect on the Company's operating or financial condition. This is primarily due to the Company's general policies of closely monitoring its compliance with all environmental laws. In the future, the Company does not expect environmental compliance to have a material effect on its operations and financial condition. The Company's policy for determining the timing and amount of any environmental cost is to reflect an expense as and when the cost becomes probable and reasonably capable of estimation.

Employees

     As of June 16, 2003, ClickableOil employed a total of six employees on a full-time basis, four of which are management, two of which are clerical.

Description of Property


     The Company presently rents for on a month-to-month basis 1,000 sq. ft. of office space at 711 South Columbus Avenue, Mount Vernon, NY 10550 for $1260 a month from West Vernon Petroleum Corp., a heating oil terminal located in Mt. Vernon, NY. This facility, located in Southern Westchester County, is the principal source of heating oil purchased by ClickableOil for the Southern Westchester County/Bronx/Upper Manhattan market.

     The Easton, PA/Western NJ region will be served from the property of Recycle Oil Company, a permitted waste water facility that is 66.7% owned by NRG Associates, a company that is owned equally by Messrs. Cirillo and Pipolo.

Executive Officers

Nicholas Cirillo, Jr., President and Director

     Mr. Nick Cirillo, Jr., age 40, is the Chief Executive Officer and co-found ClickableOil in April 2000. Prior to this, Mr. Cirillo co-founded National Retailers Group ("NRG") along with Guy Pipolo (which later became ClickableOil, Inc., when NRG transformed into an Internet-based company), a New-York based discount oil company that offered homeowners reduced-priced oil using state-of-the-art distribution strategies. Previously, he was a Manager with Cibro Petroleum where his responsibilities included overseeing the hedging and purchasing strategies for over $1 billion in home heating oil. Mr. Cirillo was also employed by Bear Stearns and by a privately-held petroleum trading company. He received his Bachelor of Arts in Economics from Georgetown University, and his Masters of Business Administration from Fordham University.

Guy Pipolo, Chief Operating Officer and Director

     Mr. Guy Pipolo, age 40, is the Chief Operating Officer and co-found ClickableOil in April 2000. Prior to this, Mr. Pipolo co-founded National Retailers Group ("NRG") along with Nick Cirillo, Jr. (which later became ClickableOil, Inc., when NRG transformed into an Internet-based company), a New-York based discount oil company that offered homeowners reduced-priced oil using state-of-the-art distribution strategies. Prior to that, Mr. Pipolo was the Supply Manager with Cibro Petroleum. Mr. Pipolo earned his Bachelor of Business Administration in Finance from lona College.

David Rodgers, Secretary and Director

     Mr. David Rodgers, age 50 is the Chief Financial Officer and co-founder of ClickableOil. Previously, he served as the Director of Information Technology with Burnside Coal and Oil/West Vernon Petroleum. Mr. Rodgers received his Bachelor of Science in Accounting from the University of Bridgeport.


Milton Cotter, Chief Executive Officer and Chief Financial Officer

     Milton Cotter is the Chief Executive Officer and Chief Financial Officer and has been an officer of the company since 1997. Prior to 1997, he served as a private consultant to several individual companies, in conjunction with a psychological testing firm in Dallas, using standardized tests available on the marketplace.


Paul Kaufman, Vice President of Supply

     Mr. Paul Kaufman, age 55, is the Vice President of Supply, a position he has held since November 2000. Previously, he was the Senior Oil Hedging and Supply Manager for Stuyvesant Oil and was employed by Scan Oil, where he had similar oil hedging and supply responsibilities. Mr. Kaufman also coordinated and presented strategic market analysis projects for Morgan Stanley early in his career.

Executive Compensation

The following table sets forth in summary form the compensation received by our Chief Executive Officer and other officers earning in excess of $100,000, for the last fiscal year of the Company.

                                                       long-term
Name                     annual compensation           compensation awards
and                     -----------------------        -----------------------
principal                   annual                      securities underlying
position             year   salary    bonus   other     options/sars
---------            ----   ------    -----   -----    -----------------------
Milton S. Cotter     2002   $93,984     nil     nil     nil
Chief Executive
Officer

Related Party Transactions

     NRG Heat and Power, LLC ("NRG") is a New York LLC owned 50% each by Nick Cirillo and Guy Pipolo that provides terminal operations, purchasing and wholesale sales for West Vernon Petroleum Corp., an unrelated third party. NRG also leases storage for #4 and #6 oil in New Haven, CT, where it engages in both the wholesale and retail business mostly selling to industrial and commercial burners. NRG owns 66% of Flaw, Inc. d/b/a Recycle Oil Corp. located in Easton, PA. Recycle Oil Corp. is a permitted waste oil and water facility with 100,000 gallons of oil storage of which approximately 20,000 gallons is utilized by ClickableOil for home heating oil.

     Nexgen Energy, LLC is owned by Messrs. Cirillo, Pipolo and Rodgers and owns and operates two home heating oil delivery trucks that work exclusively for ClickableOil.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS

(a)      Financial Statements of businesses acquired.

         1.      Audited   Financial Statements of ClickableOil.com, Inc.
                 (to be filed by amendment).


(b)      Exhibits.

         1.       Agreement and Plan of Merger by and among Achievement
                  TEC Holdings, Inc., ClickableOil Acquisition Corp., ClickableOil.com, Inc., and the shareholders of ClickableOil.com, Inc., made as of the 6th day of June, 2003.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      ACHIEVEMENT TEC HOLDINGS, INC.



Date:  June 23, 2003                  /s/Nicholas Cirillo, Jr.
                                      Nicholas Cirillo, Jr.,
                                      President